                EXHIBIT 11.1 - COMPUTATION OF PER SHARE EARNINGS
                    (In thousands, except per share amounts)

                                                     Three Months Ended        Six Months Ended
                                                        October 31,               October 31,
                                                    --------------------      ------------------
                                                     1996         1995         1996        1995
                                                    -------      -------      -------     ------
Primary:
   Earnings:
      Net income (loss)                             $  (456)     $   308      $(1,083)    $   71

   Shares:
      Weighted average shares outstanding             5,036        5,036        5,036      5,038

   Per share amounts:
      Net income (loss)                             $  (.09)     $   .04      $  (.22)    $  .01
                                                    -------      -------      -------     ------
                                                    -------      -------      -------     ------

Fully diluted (A):
   Earnings:
      Net income (loss)                             $  (456)     $   308      $(1,083)    $   71

   Shares:
      Weighted average shares outstanding             5,036        5,036        5,036      5,038
      Net shares issuable on exercise of
       certain stock options                             25           --           67          4
                                                    -------      -------      -------     ------
      Weighted average shares outstanding,
          as adjusted                                 5,061        5,036        5,103      5,042

   Per share amounts:
      Net income (loss)                             $  (.09)     $   .04      $  (.21)    $  .01
                                                    -------      -------      -------     ------
                                                    -------      -------      -------     ------

Note A:  This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.